Patriot

                          Exhibit 10(m)

                     Summary of Compensation
                   Arrangements with Directors
                   ---------------------------

       This  exhibit  summarizes  the  compensation  arrangements
between  the  Company and its non-employee directors.   Directors
who   are   employees  of  the  Company  receive  no   additional
compensation for serving as a director.

BASE COMPENSATION
-----------------

      The Company pays to non-employee directors annual fees of $10,000 plus $1,000 for each directors' meeting attended.

COMMITTEE FEES
--------------

      The Company pays certain non-employee directors additional annual fees as follows:

     * $10,000 to the Chair of the Audit Committee, plus $500 for attendance at any Audit Committee meeting other than the four regularly scheduled meetings;
     *    $5,000 to the other members of the Audit Committee, plus
          $300 for attendance at any Audit Committee meeting other than the four regularly scheduled meetings;
     * $500 to the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee (and other ad hoc committees of independent directors) for each meeting attended; and
     * $300 to the other members of the Compensation Committee and the Nominating and Compensation Governance Committee (and other ad hoc committees of independent directors) for each meeting attended.

STOCK OPTIONS
-------------

     Non-employee directors receive an automatic grant of options to purchase 1,000 shares of the Company's common stock for each regularly scheduled directors' meeting attended. These options are immediately exercisable, have an exercise price equal to the fair market value of the underlying shares on the date of the meeting, and expire after ten (10) years.

EXPENSE REIMBURSEMENT
---------------------

      The Company reimburses directors for travel and lodging expenses that they incur in connection with their attendance of directors' meetings and meetings of shareholders of the Company.


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CONSULTING ARRANGEMENT
----------------------

      Luke E. Fichthorn, one of the Company's non-employee directors, provides financial consulting and other services to the Company for which he receives annual compensation in the amount of $30,000.


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